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                                                                    EXHIBIT 32.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Ralph G. Spontak, Senior Vice President and Chief Financial Officer of Donegal Group Inc. (the "Company"), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-K Annual Report for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ Ralph G. Spontak
                                      ------------------------------------------
                                      Ralph G. Spontak, Senior Vice President
                                      Chief Financial Officer and Secretary

Date: March 26, 2004

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